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                                                                    EXHIBIT 10.9


                      PROMOTIONAL SHARES LOCK-IN AGREEMENT

1. This Promotional Shares Lock-In Agreement ("Agreement"), which was entered into on the______________ day of______________, 1997, by and between Cuidao
Holding Corp., a Florida corporation ("Issuer"), whose principal place of business is located at 3201 West Griffin Road, Suite 204, Ft. Lauderdale, Florida 33312-6900, and ______________________________ ("Security Holder")
witnesses that:

        A. The Issuer has filed an application with the Securities Administrators of the States set forth in Exhibit "A" hereto ("Administrators") to register 260,000 of its units ("Units"), each Unit consisting of one share of the Company's $.0001 par value common stock ("Common Stock") and one Common Stock Purchase Warrant ("Warrant"), for sale to public investors who are residents of those states ("Registration").

        B. The Security Holder is the owner of _______ shares of Common Stock which are deemed to be "Promotional Shares" as defined in the North American Securities Administrators Association ("NASAA") Statement of Policy on Promotional Shares (the "Promotional Shares").

        C. As a condition to Registration, the Issuer and Security Holder ("Signatories") agree to be bound by the terms of this Agreement.

II. The Security Holder agrees not to sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, the Promotional Shares while the Promotional Shares are subject to this Agreement.

III. The term of this Agreement shall commence on the date first set forth hereinabove, and shall terminate on the ninth anniversary of this Agreement, unless terminated earlier with respect to some or all of the Promotional Shares in accordance with the provisions of Paragraph IV of this Agreement.

IV. The restrictions on the transferability or disposition of the Promotional Shares set forth in Paragraph II of this Agreement may be terminated as follows:

        A. With respect to twenty-five percent (25%) of the Promotional Shares on the sixth, seventh, eighth and ninth anniversary dates of this Agreement; or

        B. With respect to one hundred percent (100%) of the Promotional Shares after the Issuer has had annual net earnings per share equal to, or greater than, five percent (5%) of the public offering price of the Units (the "Initial Public Offering Price"), according to generally accepted accounting principles



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                ("GAAP"), after taxes and excluding extraordinary items, for any two consecutive fiscal years after the date of effectiveness of the Registration Statement; or

        C. With respect to one hundred percent (100%) of the Promotional Shares after the Issuer has had average annual net earnings per share equal to, or greater than, five percent (5%) of the Initial Public Offering Price, according to GAAP, after taxes and excluding extraordinary items, for any five consecutive fiscal year period after the date of effectiveness of the Registration Statement; or

        D. With respect to one hundred percent (100%) of the Promotional Shares on the date the securities subject to this Agreement become "Covered Securities" as defined under the National Securities Markets Improvement Act of 1996; or

        E. With respect to one hundred percent (100%) of the Promotional Shares on the date the Registration of the Units has been terminated if no Units were sold pursuant thereto.

V. The signatories to this Agreement agree and will cause the following:

        A. So long as the Promotional Shares are restricted from transfer pursuant to the terms of this Agreement, Security Holder shall waive all of his/her/its rights, title and interests to receive cash or property dividends with respect to any Promotional Shares which are restricted from transfer hereunder.

        B. So long as the Promotional Shares are restricted from transfer pursuant to the terms of this Agreement, Security Holder shall waive all of his/her/its rights, title and interests and participations in the assets of the Issuer with respect to the dissolution, liquidation, merger, consolidation, sale of assets, exchange, or any transaction or proceeding that results in the distribution of the assets of the Issuer.

        C. Promotional Shares may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

        D. Promotional Shares of a deceased Security Holder may be hypothecated to pay the expenses of the deceased Security Holder's estate. The hypothecated Promotional Shares shall remain subject to the terms of this Agreement. Promotional Shares may not be pledged to secure any other debt.



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        E.      Promotional Shares may be transferred by gift to the Security
                Holder's family members, provided that the Promotional Shares shall remain subject to the terms of this Agreement.

        F. A notice shall be placed on the face of each stock certificate of the Promotional Shares covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate, and a typed legend shall be placed on the reverse side of each stock certificate of the Promotional Shares representing stock covered by the Agreement which states that the sale or transfer of the shares evidenced by the certificate is subject to certain restrictions on transferability pursuant to an agreement between the Security Holder (whether beneficial or of record) and the Issuer, which agreement is on file with the Issuer and the stock transfer agent from which a copy is available upon request and without charge.

        G. While this Agreement remains in effect, the Issuer shall not increase the compensation and benefits to its officers and directors beyond that which is reasonable and customary for the industry in which the Issuer operates.

        H. While this Agreement remains in effect, loans to the Issuer's officers, directors and employees shall comply in all respects with the NASAA Statement of Policy Regarding Affiliated Transactions.

VI. A summary of the terms of this Agreement shall be included in any and all offering documents related to the public offer and sale of the Units and in subsequent annual reports of the Issuer.

VII. THEREFORE, the Issuer will cause the following:

        A. A manually signed copy of this Agreement signed by the Signatories to be filed with the Administrators prior to the effective date of the Registration;

        B. Copies of this Agreement and a statement of the per share Initial Public Offering Price to be provided to the Issuer's stock transfer agent;

        C. Appropriate stock transfer orders to be placed with the Issuer's stock transfer agent against the sale or transfer of the shares covered by this Agreement prior to its expiration, except as may otherwise be provided in this Agreement;

        D. The above stock restriction legends to be placed on the periodic statement sent to the registered owner if the securities subject to this Agreement are uncertificated securities.


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Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original. The Signatories have signed the Agreement in the capacities, and on the dates, indicated.

IN WITNESS WHEREOF, the Signatories have executed this Agreement.


CUIDAO HOLDING CORP.



By:____________________________________________
   C.  Michael Fisher, President


_______________________________________________
        Signature

_______________________________________________
        Printed Name of Security Holder

_______________________________________________

        Title, if applicable


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